UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

               Current Report Under Section 13 or 15(d)
                of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) October 14,2003

                    Commission File Number 0-13433

                           MILTOPE GROUP INC.
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        (Exact Name of Registrant as Specified in its Charter)



            Delaware                              	      11-2693062
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   (State or other jurisdiction                 	  (I.R.S. Employer
 of incorporation or organization)                       Identification No.)


3800 Richardson Road South
      Hope Hull, AL                                             36043
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    (Address of principal                                      (Zip Code)
     executive offices)


   Registrant's telephone number, including area code (334) 284-8665

                            Not Applicable
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Former name, former address and former fiscal year, if changed since last report

Item 5 - Other Events and Regulation FD Disclosure

         On October 14, 2003, Miltope Group, Inc. issued a press release announcinga non-binding agreement in principle to be acquired. A copy of Miltope Group's press release is furnished with this report as
         Exhibit 99.1, and is incorporated herein by reference.

Item  7  -  Financial Statements, Pro Forma Financial Information and Exhibits

       (c) Exhibits
           --------
           None


                                      SIGNATURES
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   MILTOPE GROUP INC.




				   By: /s/ Tom B. Dake
                                      ---------------------------------------
				      Tom B. Dake,
                                      Vice  President Finance and Chief
				      Financial Officer
                                     (Principal Accounting Officer)


Dated:  October 14, 2003

                                                             Exhibit 99.1
News Release						     ------------
------------
CONTACT:
Tom B. Dake
Vice President Finance
Miltope Group Inc.
(V) (334) 613-6358
(F) (334) 613-6591


FOR RELEASE 9:25 AM EDT, October 14, 2003

          MILTOPE REACHES AGREEMENT IN PRINCIPLE TO BE ACQUIRED

MONTGOMERY, AL, October 14, 2003, Miltope Group Inc., ("Miltope"), (NASDAQ: MILT) announced today that it has reached a non-binding oral agreement with an unaffiliated third party concerning the possible acquisition of Miltope. Pricing terms range from $5.25 to $5.90 per share (the final per share price will be dependant upon the amount of company debt at the time of execution of a definitive agreement). Miltope shareholders would also receive fifty percent of any potential net recovery from Miltope's lawsuit against DRS Technologies Inc. and other parties, with Miltope retaining the remaining fifty percent. A final agreement remains subject to, among other things, execution of mutually agreeable definitive documentation and the approval of the Board of Directors of Miltope. There can be no assurance that any definitive agreement will be entered into, or if entered into, that any such definitive agreement will be consummated.

The Board of Directors of Miltope believes that the continuing consolidation in the defense industry will put smaller suppliers at a competitive disadvantage. Further, the challenging defense appropriations environment creates uncertainty for those firms having a limited array of product offerings. The board therefore believes that it is in the best interests of Miltope and its shareholders to seek a strategic acquisition partner.

Miltope Group Inc., through its business segments, is engaged in the design, development, manufacture and testing of computers and computer peripheral equipment for military, industrial and commercial applications where reliable operation of the equipment under demanding environmental conditions is of paramount importance. Miltope Group, through its ISO 9001 certified facilities, delivers a broad range of computers, computer workstations, servers, disk cartridges, printers, mass storage systems and other related products to defense, government and commercial customers.

For additional information about Miltope and its products and capabilities, please visit the company's website at www.miltope.com.
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The matters discussed in this news release that are not historical facts are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Company intends that such forward looking statements be subject to the safe harbors created thereby. The Company warns that caution should be taken in relying upon any forward looking statements contained herein, as they involve a number of risks and uncertainties that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. Examples of such risks and uncertainties include, but are not limited to, the ability of the Company to enter into definitive agreements for the sale of the Company, the ability of the Company and any potential buyer to consummate the sale of the Company, future demand for the Company's products and services, general economic conditions, actions of competitors, termination of contracts at the convenience of the United States government, customer funding variations in connection with multi-year contracts and follow-on options, and other risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not undertake any obligation to update or revise any forward looking statement made by it or on its behalf, whether as a result of new information, future events or otherwise.